SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

              Current Report Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) September 16, 2002


                        ADVANTAGE MARKETING SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)


       OKLAHOMA                     001-13343               73-1323256
(State or other jurisdiction       (Commission            (IRS Employer
    of incorporation)              File Number)         Identification No.)

                       2601 N.W. Expressway, Suite 1201W,
                          Oklahoma City, Oklahoma 73112
               (Address of principal executive offices) (Zip Code)

                                 (405) 842-0131
              (Registrant's telephone number, including area code)

Information To Be Included in the Report

Item 9.  Regulation FD Disclosure.

On September 16, 2002, the Board of Directors of Advantage Marketing Systems, Inc. extended the exercise period of its 1997-A Warrants, its Redeemable Common Stock Purchase Warrants and all of its outstanding Underwriter's Warrants from November 6, 2002 or, in the case of the Underwriter's Warrants, from November 12, 2002, to November 12, 2003.

The following table summarizes the Company's outstanding common stock warrants as of August 30, 2002:

                                Warrants
                               Issued and                    Exercise
                               Outstanding                     Price
                               -----------                     -----
1997-A Warrants                   308,768                      $3.40
Redeemable Common Stock
  Purchase Warrants             1,436,000                      $3.40
Underwriter's Warrants            130,000                      $5.40
Underwriter's Warrants            130,000                      $3.40(1)
---------------

(1) These warrants are attached to and are exercisable upon exercise of the $5.40 Underwriter Warrants.

There was no impact on consolidated results of operations, financial position or cash flows as a result of this extension.

                                     SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         ADVANTAGE MARKETING SYSTEMS, INC.

                                         By:    REGGIE COOK
                                         Name:  Reggie Cook
                                         Title: Chief Financial Officer

Date:  September 16, 2002